February 18, 2025

CORRECTION - Sonoco Reports Fourth Quarter and Full Year 2024 Results

Hartsville, S.C., U.S. - Sonoco Products Company (“Sonoco” or the “Company”) (NYSE: SON), a global leader in high-value sustainable packaging, today reported financial results for its fourth quarter and fiscal year ended December 31, 2024.
References in today’s news release to consolidated “net sales,” “operating profit,” and “adjusted operating profit,” and Consumer Packaging segment “segment operating profit” and “segment adjusted EBITDA” along with the corresponding year-over-year comparable results, do not include results of the Company’s Thermoformed and Flexibles Packaging business and its global Trident business (collectively, “TFP”), which are being accounted for as discontinued operations.
Summary:

•Expanded global leadership in sustainable metal packaging following the completion of the acquisition of Eviosys, Europe’s leading food cans, ends and closures manufacturer, on December 4, 2024
•Entered into an agreement to sell TFP to TOPPAN Holdings, Inc. for approximately $1.8 billion
•Reported fourth quarter GAAP net loss attributable to Sonoco of $(43) million, adjusted net income attributable to Sonoco of $100 million, diluted earnings per share of $(0.44) and adjusted diluted earnings per share of $1.00
•Excluding the impact of the Eviosys acquisition, adjusted diluted earnings per share for the fourth quarter would have been $1.17, which is comparable to the Company’s previously provided guidance of $1.15 to $1.35
•Generated strong operating cash flow of $834 million and $456 million of Free Cash Flow in 2024
•Produced fourth quarter adjusted EBITDA of $247 million, up 4.6% from the corresponding prior year quarter
•Achieved strong productivity from certain procurement savings, production efficiencies, and fixed cost reduction initiatives of $41 million during the fourth quarter and $183 million for 2024
•Invested a record $378 million of capital in future growth and productivity projects during 2024
•Projecting approximately 20% growth in adjusted net income attributable to Sonoco in 2025

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Sonoco Reports Fourth Quarter and Year End 2024 Results - Page 2

Fourth Quarter and Year End 2024 Consolidated Results
(Dollars in millions except per share data)

	Three Months Ended			Twelve Months Ended
GAAP Results	December 31, 2024	December 31, 2023	Change	December 31, 2024	December 31, 2023	Change

Net sales[1,2]	$1,363	$1,336	2%	$5,305	$5,441	(3)%
Net sales related to discontinued operations	$297	$300	(1)%	$1,291	$1,340	(4)%
Operating profit[2]	$56	$103	(46)%	$327	$589	(45)%
Operating profit related to discontinued operations	$18	$32	(45)%	$128	$127	1%
Net (loss)/income attributable to Sonoco	$(43)	$81	(153)%	$164	$475	(65)%
EPS (diluted)	$(0.44)	$0.82	(154)%	$1.65	$4.80	(66)%

[1]Net sales for the three and twelve months ended December 31, 2023 include $24 million and $100 million from recycling operations, respectively. Effective January 1, 2024, recycling operations are conducted as a procurement function. Therefore, recycling sales margins are only reflected in cost of sales.

[2]Excludes results of discontinued operations.

	Three Months Ended			Twelve Months Ended
Non-GAAP Results[3]	December 31, 2024	December 31, 2023	Change	December 31, 2024	December 31, 2023	Change

Adjusted operating profit[4]	$127	$134	(5)%	$573	$647	(11)%
Adjusted EBITDA	$247	$236	5%	$1,035	$1,068	(3)%
Adjusted net income attributable to Sonoco	$100	$101	(2)%	$486	$520	(7)%
Adjusted EPS (diluted)	$1.00	$1.02	(2)%	$4.89	$5.26	(7)%

[3]See the Company’s definitions of non-GAAP financial measures, explanations as to why they are used, and reconciliations to the most directly comparable U.S. generally accepted accounting principles (“GAAP”) financial measures later in this release.

[4]Excludes results of discontinued operations.

•Fourth quarter net sales of $1.4 billion reflect an increase of 2% compared to the corresponding prior year quarter, driven by low single digit volume gains and partial December sales attributable to Titan Holdings I B.V. (“Eviosys”) following the completion of the acquisition on December 4, 2024, partially offset by the loss of net sales from the divested Protective Solutions (“Protexic”) business, the treatment of recycling operations as a procurement function beginning January 1, 2024 and lower selling prices
•GAAP operating profit for the fourth quarter declined to $56 million due to higher acquisition-related costs and remeasurement loss on Euro denominated cash held by the Company in connection with the Eviosys acquisition; unfavorable price/cost was offset by higher productivity from procurement savings, production efficiencies and fixed cost reduction initiatives
•Effective tax rates on GAAP net income attributable to Sonoco and adjusted net income attributable to Sonoco were 36.6% and 24.8%, respectively, in Q4 2024, compared to 16.3% and 22.9%, respectively, in Q4 2023
•Fourth quarter GAAP net income attributable to Sonoco was $(43) million, resulting in GAAP EPS (diluted) of $(0.44)
•Adjusted operating profit and adjusted EBITDA for the fourth quarter were $127 million and $247 million, respectively
•Fourth quarter adjusted net income attributable to Sonoco was $100 million, resulting in adjusted diluted earnings per share (“adjusted diluted EPS”) of $1.00; excluding the loss from the Eviosys acquisition, adjusted diluted EPS would have been $1.17

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Sonoco Reports Fourth Quarter and Year End 2024 Results - Page 3
“2024 was a milestone year for Sonoco in achieving our strategy to globally scale our metal packaging platform through the acquisition of Eviosys and to transform our portfolio to comprise more sustainable Consumer and Industrial packaging businesses through the announced divestiture of TFP and strategic review of some of our other resin-based diversified businesses,” said Howard Coker, President and Chief Executive Officer. “Our fourth-quarter results were within our expectations as we benefited from strong productivity improvements that more than offset price/cost headwinds that persisted across most of our businesses. Overall, we achieved the second best operating cash flow in our history and maintained solid operating performance due to the focused execution of our global team.”

Fourth Quarter and Year Ended 2024 Segment Results
(Dollars in millions except per share data)

Sonoco reports its financial results in two reportable segments: Consumer Packaging (“Consumer”) and Industrial Paper Packaging (“Industrial”), with all remaining businesses reported as All Other.

	Three Months Ended			Twelve Months Ended
Consumer Packaging	December 31, 2024	December 31, 2023	Change	December 31, 2024	December 31, 2023	Change

Net sales[3]	$705	$597	18%	$2,532	$2,471	2%
Net sales related to discontinued operations	$297	$300	(1)%	$1,291	$1,340	(4)%
Segment operating profit[3]	$66	$65	1%	$295	$286	3%
Segment operating profit margin[3]	9%	11%		12%	12%
Segment Adjusted EBITDA[1,3]	$100	$91	9%	$405	$382	6%
Segment Adjusted EBITDA margin[1,3]	14%	15%		16%	15%

•Consumer segment net sales grew 18%, driven by partial December sales attributable to Eviosys after the completion of the acquisition and year-over-year volume growth in rigid paper containers, partially offset by lower selling prices.
•Segment operating profit and segment adjusted EBITDA grew as a result of strong productivity from procurement savings, production efficiencies, and fixed cost reduction initiatives, which offset price/cost headwinds, with volume remaining flat.

	Three Months Ended			Twelve Months Ended
Industrial Paper Packaging	December 31, 2024	December 31, 2023	Change	December 31, 2024	December 31, 2023	Change

Net sales[2]	$571	$593	(4)%	$2,349	$2,374	(1)%
Segment operating profit	$69	$62	12%	$272	$318	(15)%
Segment operating profit margin	12%	10%		12%	13%
Segment Adjusted EBITDA[1]	$102	$91	12%	$397	$432	(8)%
Segment Adjusted EBITDA margin[1]	18%	15%		17%	18%
•Industrial segment net sales were $571 million as higher volumes and higher selling prices were offset by lower sales related to the treatment of recycling as a procurement function effective January 1, 2024.
•Segment operating profit margin was 12% and adjusted EBITDA margin was 18% as strong productivity efficiencies and modest volume/mix gains were partially offset by continued price/cost pressures.
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Sonoco Reports Fourth Quarter and Year End 2024 Results - Page 4

	Three Months Ended			Twelve Months Ended
All Other	December 31, 2024	December 31, 2023	Change	December 31, 2024	December 31, 2023	Change

Net sales	$88	$146	(40)%	$424	$596	(29)%
Operating profit	$5	$19	(73)%	$53	$85	(37)%
Operating profit margin	6%	13%		13%	14%
Adjusted EBITDA[1]	$8	$23	(65)%	$65	$100	(35)%
Adjusted EBITDA margin[1]	9%	16%		15%	17%
•Net sales declined 40% reflecting the sale of the Protexic business and lower volumes from the remaining businesses in All Other.
•Operating profit and adjusted EBITDA declined 73% and 65%, respectively, reflecting lower volume/mix in temperature-assured packaging and industrial plastics along with the sale of the Protexic business.

1Segment and All Other adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures. See the Company’s reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures later in this release.
2Net sales for the three and twelve months ended December 31, 2023 include $24 million and $100 million from recycling operations, respectively.
3Excludes results of discontinued operations.

Balance Sheet and Cash Flow Highlights

•Cash and cash equivalents, including from discontinued operations, were $443 million as of December 31, 2024, compared to $152 million as of December 31, 2023, with the increase primarily related to cash acquired in the Eviosys acquisition
•Total debt, including from discontinued operations, was $7.1 billion as of December 31, 2024, an increase of $4.0 billion compared to December 31, 2023, primarily related to the financing for the Eviosys acquisition
•On December 31, 2024, the Company had available liquidity of $1.7 billion, comprising available borrowing capacity under its revolving credit facility and cash on hand
•Cash flow from operating activities for the full year 2024 was $834 million, compared to $883 million in the same period of 2023
•Capital expenditures, net of proceeds from sales of fixed assets, for the full year 2024 were $378 million, compared to $283 million for the same period last year
•Free Cash Flow for the full year 2024 was $456 million compared to $600 million for the same period of 2023. Free Cash Flow is a non-GAAP financial measure. See the Company’s definition of Free Cash Flow, the explanation as to why it is used, and the reconciliation to net cash provided by operating activities later in this release
•Dividends paid during the full year ended December 31, 2024 increased to $203 million compared to $197 million in the prior year

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Sonoco Reports Fourth Quarter and Year End 2024 Results - Page 5

Guidance(1)

Full-Year 2025
•Adjusted EPS(2): $6.00 to $6.20
•Cash flow from operating activities: $800 million to $900 million
•Adjusted EBITDA(2): $1,300 million to $1,400 million

Commenting on the Company’s outlook, Sonoco’s President and CEO, Howard Coker, said, “As we enter the new year, we are focused on successfully integrating Eviosys into Sonoco Metal Packaging and achieving our two-year $100 million synergy target. We have announced the divestiture of TFP and intend to continue pursuing strategic alternatives for our remaining temperature-assured cold-chain packaging business. We intend to use proceeds from divestitures, along with projected strong free cash flow, to lower leverage to 3.0X to 3.3X Net Debt/Adjusted EBITDA by the end of 2026. We will continue to invest in our global Consumer and Industrial packaging businesses while maintaining our focus on profitability and productivity. Finally, we expect to achieve an extraordinary 100 consecutive years of returning cash to our shareholders in the form of dividends. By transforming into a simpler, stronger and more sustainable company, we have positioned Sonoco to grow projected adjusted net income attributable to Sonoco by approximately 20% year over year and adjusted EBITDA by approximately 30% year over year in 2025.”
(1)Sonoco’s 2025 guidance includes projected first quarter results from the TFP business. Guidance excludes any impact of other potential divestitures. Although the Company believes the assumptions reflected in the range of guidance are reasonable, given the uncertainty regarding the future performance of the overall economy, the effects of inflation, the challenges in global supply chains, potential changes in raw material prices, other costs, and the Company’s effective tax rate, as well as other risks and uncertainties, including those described below, actual results could vary substantially. Further information can be found in the section entitled “Forward-looking Statements” in this release.

(2) Full year 2025 GAAP guidance is not provided in this release due to the likely occurrence of one or more of the following, the timing and magnitude of which we are unable to reliably forecast without unreasonable efforts: restructuring costs and restructuring-related impairment charges, acquisition/divestiture-related costs, gains or losses from the sale of businesses or other assets, and the income tax effects of these items and/or other income tax-related events. These items could have a significant impact on the Company’s future GAAP financial results. Accordingly, quantitative reconciliations of Adjusted EPS and Adjusted EBITDA guidance and net debt/Adjusted EBITDA targets to the nearest comparable GAAP measures have been omitted in reliance on the exception provided by Item 10 of Regulation S-K.

Effective January 1, 2024, the Company integrated its flexible packaging and thermoformed packaging businesses within the Consumer segment in order to streamline operations, enhance customer service, and better position the business for accelerated growth. As a result, the Company changed its operating and reporting structure to reflect the way it now manages its operations, evaluates performance, and allocates resources. Beginning the first quarter of 2024, the Company’s consumer thermoformed businesses moved from the All Other group of businesses to the Consumer segment. The Company’s Industrial segment was not affected by these changes.

Investor Conference Call Webcast
The Company will host a conference call to discuss the fourth quarter 2024 results. A live audio webcast of the call along with supporting materials will be available on the Sonoco Investor Relations website at https://investor.sonoco.com/. A webcast replay will be available on the Company’s website for at least 30 days following the call.

Time:	Wednesday, February 19, 2025, at 8:30 a.m. Eastern Time

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Sonoco Reports Fourth Quarter and Year End 2024 Results - Page 6

Audience Dial-In:
To listen via telephone, please register in advance at
https://registrations.events/direct/Q4I122828

After registration, all telephone participants will receive the dial-in number along with a unique PIN number that can be used to access the call.

Webcast Link:	https://events.q4inc.com/attendee/608285367

Contact Information:
Roger Schrum
Interim Head of Investor Relations and Communications
roger.schrum@sonoco.com
843-339-6018
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Sonoco Reports Fourth Quarter and Year Ended 2024 Results - Page 7
About Sonoco
Sonoco (NYSE: SON) is a global leader in high-value sustainable packaging that serves some of the world’s best-known brands. Sonoco has approximately 28,000 employees working in more than 300 operations around the world. Guided by our purpose of Better Packaging. Better Life., we strive to foster a culture of innovation, collaboration and excellence to provide solutions that better serve all our stakeholders and support a more sustainable future. Sonoco was proudly named one of America’s Most Responsible Companies by Newsweek. For more information on the Company, visit our website at www.sonoco.com.
Forward-looking Statements
Statements included herein that are not historical in nature, are intended to be, and are hereby identified as “forward-looking statements” for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended. In addition, the Company and its representatives may from time to time make other oral or written statements that are also “forward-looking statements.” Words such as “achieve,” “anticipate,” “assume,” “believe,” “can,” “consider,” “committed,” “continue,” “could,” “develop,” “estimate,” “expect,” “forecast,” “focused,” “future,” “goal,” “guidance,” “intend,” “is designed to,” “likely,” “maintain,” “may,” “might,” “objective,” “ongoing,” “opportunity,” “outlook,” “persist,” “plan,” “positioned,” “possible,” “potential,” “predict,” “project,” “seek,” “strategy,” “will,” “would,” or the negative thereof, and similar expressions identify forward-looking statements.

Forward-looking statements in this communication include statements regarding, but not limited to: the Company’s future operating and financial performance, including full year 2025 outlook and the anticipated drivers thereof; the use of proceeds from divestitures and free cash flow to reduce leverage and expected future leverage ratios; the Company’s ability to support its customers and manage costs; opportunities for productivity and other operational improvements; price/cost, customer demand and volume outlook; anticipated benefits of the Eviosys acquisition, including with respect to market leadership, strategic alignment, customer relationships, sustainability, innovation and cost synergies; expected benefits from divestitures, including the divestiture of the TFP business, and other potential divestitures, and the timing thereof; the effectiveness of the Company’s strategy and strategic initiatives, including with respect to capital expenditures, portfolio simplification and capital allocation priorities; the effects of the macroeconomic environment and inflation on the Company and its customers; and the Company’s ability to generate continued value and return capital to shareholders.

Such forward-looking statements are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management. Such information includes, without limitation, discussions as to guidance and other estimates, perceived opportunities, expectations, beliefs, plans, strategies, goals and objectives concerning our future financial and operating performance. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict.

Therefore, actual results may differ materially from those expressed or forecasted in such forward-looking statements.

Such risks, uncertainties and assumptions include, without limitation, those related to: the Company’s ability to execute on its strategy, including with respect to the integration of the Eviosys operations, divestitures, cost management, productivity improvements, restructuring and capital expenditures, and achieve the benefits it expects therefrom; conditions in the credit markets; the ability to retain key employees and successfully integrate Eviosys; the ability to realize estimated cost savings, synergies or other anticipated benefits of the Eviosys acquisition, or that such benefits may take longer to realize than expected; diversion of management’s attention; the potential impact of the consummation of the Eviosys acquisition on relationships with clients and other third parties; the operation of new manufacturing capabilities; the Company’s ability to achieve anticipated cost and energy savings; the availability, transportation and pricing of raw materials, energy and transportation, including the impact of potential changes in tariffs or sanctions and escalating trade wars, and the impact of war, general regional instability and other geopolitical tensions (such as the ongoing conflict between Russia and Ukraine as well as the economic sanctions related thereto, and the ongoing conflicts in the Middle East), and the Company’s ability to pass raw material, energy and transportation price increases and surcharges through to customers or otherwise manage these commodity pricing risks; the costs of labor; the effects of inflation, fluctuations in consumer demand, volume softness, and other macroeconomic factors on the Company and the industries in which it operates and that it serves; the Company’s ability to meet its environmental, sustainability and similar goals; and to meet other social and governance goals, including challenges in implementation thereof; and the other risks, uncertainties and assumptions
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Sonoco Reports Fourth Quarter and Year Ended 2024 Results - Page 8
discussed in the Company’s filings with the Securities and Exchange Commission, including its most recent reports on Forms 10-K and 10-Q, particularly under the heading “Risk Factors.” The Company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed herein might not occur.

References to our Website Address

References to our website address and domain names throughout this release are for informational purposes only, or to fulfill specific disclosure requirements of the Securities and Exchange Commission’s rules or the New York Stock Exchange Listing Standards. These references are not intended to, and do not, incorporate the contents of our website by reference into this release.
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Sonoco Reports Fourth Quarter and Year Ended 2024 Results - Page 9

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollars and shares in thousands except per share data)

	Three Months Ended		Twelve Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023

Net sales	$1,363,276	$1,335,735	$5,305,365	$5,441,426
Cost of sales	1,080,303	1,047,756	4,166,132	4,238,857
Gross profit	282,973	287,979	1,139,233	1,202,569
Selling, general, and administrative expenses	220,479	176,243	723,833	644,540
Restructuring/Asset impairment charges	10,248	8,348	65,370	47,909
Gain/(Loss) on divestiture of business and other assets	3,840	85	(23,452)	78,929
Operating profit	56,086	103,473	326,578	589,049
Non-operating pension costs	3,431	3,888	13,842	14,312
Interest expense	53,138	34,777	172,620	135,393
Interest income	15,794	3,443	27,570	10,026
Other (expenses)/income, net	(110,067)	2,714	(104,200)	39,657
(Loss)/Income before income taxes	(94,756)	70,965	63,486	489,027
(Benefit from)/Provision for income taxes	(34,637)	11,411	5,509	119,730
(Loss)/Income before equity in earnings of affiliates	(60,119)	59,554	57,977	369,297
Equity in earnings of affiliates, net of tax	3,370	1,552	9,588	10,347
Net (loss)/income from continuing operations	(56,749)	61,106	67,565	379,644
Net income from discontinued operations	13,256	20,724	96,375	96,257
Net (loss)/income	(43,493)	81,830	163,940	475,901
Net income/(loss) from continuing operations attributable to noncontrolling interests	579	(556)	180	(768)
Net income from discontinued operations attributable to noncontrolling interests	(46)	(32)	(171)	(174)
Net (loss)/income attributable to Sonoco	$(42,960)	$81,242	$163,949	$474,959

Weighted average common shares outstanding – diluted	98,700	99,164	99,290	98,890

Diluted (loss)/earnings from continuing operations per common share	$(0.57)	$0.61	$0.68	$3.83
Diluted earnings from discontinued operations per common share	0.13	0.21	0.97	0.97
Diluted (loss)/earnings attributable to Sonoco per common share	$(0.44)	$0.82	$1.65	$4.80
Dividends per common share	$0.52	$0.51	$2.07	$2.02

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Sonoco Reports Fourth Quarter and Year Ended 2024 Results - Page 10

CONDENSED STATEMENTS OF INCOME FOR DISCONTINUED OPERATIONS (Unaudited)
(Dollars and shares in thousands except per share data)

	Three Months Ended		Twelve Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023

Net sales	296,663	300,065	1,291,461	1,339,866
Cost of sales	239,769	248,437	1,037,196	1,106,970
Gross profit	56,894	51,628	254,265	232,896
Selling, general, and administrative expenses	39,517	24,245	122,488	97,131
Restructuring/Asset impairment charges	(195)	(4,490)	3,740	9,024
Operating profit	17,572	31,873	128,037	126,741
Interest expense	10,373	546	13,396	1,293
Interest income	316	261	1,668	357
Income from discontinued operations before income taxes	7,515	31,588	116,309	125,805
(Benefit from)/Provision for income taxes	(5,741)	10,864	19,934	29,548
Net income from discontinued operations	13,256	20,724	96,375	96,257
Net income attributable to noncontrolling interests	(46)	(32)	(171)	(174)
Net income attributable to discontinued operations	$13,210	$20,692	$96,204	$96,083
Weighted average common shares outstanding – diluted	98,700	99,164	99,290	98,890
Diluted earnings from discontinued operations per common share	$0.13	$0.21	$0.97	$0.97

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Sonoco Reports Fourth Quarter and Year Ended 2024 Results - Page 11

FINANCIAL SEGMENT INFORMATION (Unaudited)
(Dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net sales:
Consumer Packaging	$704,834	$596,680	$2,531,852	$2,471,048
Industrial Paper Packaging	570,576	593,080	2,349,488	2,374,113
Total reportable segments	1,275,410	1,189,760	4,881,340	4,845,161
All Other	87,866	145,975	424,025	596,265
Net sales	$1,363,276	$1,335,735	$5,305,365	$5,441,426

Operating profit:
Consumer Packaging	$65,997	$65,349	$294,832	$285,762
Industrial Paper Packaging	68,646	61,504	271,654	317,917
Segment operating profit	134,643	126,853	566,486	603,679
All Other	5,066	19,063	53,278	85,148
Corporate
Restructuring/Asset impairment charges	(10,248)	(8,348)	(65,370)	(47,909)
Amortization of acquisition intangibles	(25,599)	(19,205)	(78,595)	(67,323)
Gain/(Loss) on divestiture of business and other assets	3,840	85	(23,452)	78,929
Acquisition, integration, and divestiture-related costs	(48,400)	(3,824)	(91,600)	(24,624)
Other corporate costs	(12,585)	(11,620)	(46,675)	(42,254)
Other operating income, net	9,369	469	12,506	3,403
Operating profit	$56,086	$103,473	$326,578	$589,049

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Sonoco Reports Fourth Quarter and Year Ended 2024 Results - Page 12

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(Dollars in thousands)

	Twelve Months Ended
	December 31, 2024	December 31, 2023

Net income	$163,940	$475,901
Net losses/(gains) on asset impairments, disposition of assets and divestiture of business and other assets	34,412	(96,606)
Depreciation, depletion and amortization	374,859	340,988
Pension and postretirement plan (contributions), net of non-cash expense	(2,156)	2,798
Changes in working capital	128,109	218,807
Changes in tax accounts	(66,984)	(40,495)
Other operating activity	201,665	(18,475)
Net cash provided by operating activities	833,845	882,918

Purchases of property, plant and equipment, net	(377,586)	(282,738)
Proceeds from the sale of business, net	80,996	33,237
Cost of acquisitions, net of cash acquired	(3,793,569)	(372,616)
Net debt proceeds	3,890,785	(150,360)
Cash dividends	(203,492)	(197,416)
Payments for share repurchases	(9,246)	(10,617)
Other, including effects of exchange rates on cash	(130,610)	22,091
Net increase/(decrease) in cash and cash equivalents	291,123	(75,501)
Cash and cash equivalents at beginning of period	151,937	227,438
Cash and cash equivalents at end of period	$443,060	$151,937

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Sonoco Reports Fourth Quarter and Year Ended 2024 Results - Page 13

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(Dollars in thousands)
	December 31, 2024	December 31, 2023
Assets
Current Assets:
Cash and cash equivalents	$431,010	$138,895
Trade accounts receivable, net of allowances	907,526	686,278
Other receivables	175,877	57,967
Inventories	1,016,139	603,648
Prepaid expenses	197,134	103,959
Current assets of discontinued operations	450,874	459,618
Total Current Assets	3,178,560	2,050,365
Property, plant and equipment, net	2,718,747	1,662,767
Right of use asset-operating leases	307,688	233,461
Goodwill	2,525,657	1,298,011
Other intangible assets, net	2,586,698	726,557
Other assets	226,130	236,687
Noncurrent assets of discontinued operations	964,310	984,109
Total Assets	$12,507,790	$7,191,957
Liabilities and Shareholders’ Equity
Current Liabilities:
Payable to suppliers and other payables	$1,734,955	$867,076
Notes payable and current portion of long-term debt	2,054,525	38,934
Accrued taxes	6,755	10,863
Current liabilities of discontinued operations	242,056	248,404
Total Current Liabilities	4,038,291	1,165,277
Long-term debt, net of current portion	4,985,496	2,998,002
Noncurrent operating lease liabilities	258,735	192,703
Pension and other postretirement benefits	180,827	142,784
Deferred income taxes and other	644,317	143,216
Noncurrent liabilities of discontinued operations	113,911	118,140
Total equity	2,286,213	2,431,835
	$12,507,790	$7,191,957

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Sonoco Reports Fourth Quarter and Year Ended 2024 Results - Page 14
NON-GAAP FINANCIAL MEASURES

The Company’s results determined in accordance with U.S. generally accepted accounting principles (“GAAP”) are referred to as “as reported” or “GAAP” results. The Company uses certain financial performance measures, both internally and externally, that are not in conformity with GAAP (“non-GAAP financial measures”) to assess and communicate the financial performance of the Company. These non-GAAP financial measures, which are identified using the term “adjusted” (for example, “adjusted operating profit,” “adjusted net income attributable to Sonoco,” and “adjusted diluted EPS”), reflect adjustments to the Company’s GAAP operating results to exclude amounts, including the associated tax effects, relating to:
•restructuring/asset impairment charges1;
•acquisition, integration and divestiture-related costs;
•gains or losses from the divestiture of businesses and other assets;
•losses from the early extinguishment of debt;
•non-operating pension costs;
•amortization expense on acquisition intangibles;
•changes in last-in, first-out (“LIFO”) inventory reserves;
•certain income tax events and adjustments;
•derivative gains/losses;
•other non-operating income and losses; and
•certain other items, if any.

1Restructuring and restructuring-related asset impairment charges are a recurring item as the Company’s restructuring programs usually require several years to fully implement, and the Company is continually seeking to take actions that could enhance its efficiency. Although recurring, these charges are subject to significant fluctuations from period to period due to the varying levels of restructuring activity, the inherent imprecision in the estimates used to recognize the impairment of assets, and the wide variety of costs and taxes associated with severance and termination benefits in the countries in which the restructuring actions occur.

The Company’s management believes the exclusion of the amounts related to the above-listed items improves the period-to-period comparability and analysis of the underlying financial performance of the business.

In addition to the “adjusted” results described above, the Company also uses Adjusted EBITDA, Adjusted EBITDA Margin and Net Debt. Adjusted EBITDA is defined as net income excluding the following: interest expense; interest income; provision for income taxes; depreciation, depletion and amortization expense; non-operating pension costs; net income/loss attributable to noncontrolling interests; restructuring/asset impairment charges; changes in LIFO inventory reserves; gains/losses from the divestiture of businesses and other assets; acquisition, integration and divestiture-related costs; other income; derivative gains/losses; and other non-GAAP adjustments, if any, that may arise from time to time. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net sales. Net debt is defined as the total of the Company’s short and long-term debt less cash and cash equivalents.

The Company’s non-GAAP financial measures are not calculated in accordance with, nor are they an alternative for, measures conforming to GAAP, and they may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles.

The Company presents these non-GAAP financial measures to provide investors with information to evaluate Sonoco’s operating results in a manner similar to how management evaluates business performance. The Company consistently applies its non-GAAP financial measures presented herein and uses them for internal planning and forecasting purposes, to evaluate its ongoing operations, and to evaluate the ultimate performance of management and each business unit against plans/forecasts. In addition, these same non-GAAP financial measures are used in determining incentive compensation for the entire management team and in providing earnings guidance to the investing community.

Material limitations associated with the use of such measures include that they do not reflect all period costs included in operating expenses and may not be comparable with similarly named financial measures of other companies. Furthermore, the calculations of these non-GAAP financial measures are based on subjective
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Sonoco Reports Fourth Quarter and Year Ended 2024 Results - Page 15
determinations of management regarding the nature and classification of events and circumstances that the investor may find material and view differently.

To compensate for any limitations in such non-GAAP financial measures, management believes that it is useful in evaluating the Company’s results to review both GAAP information, which includes all of the items impacting financial results, and the related non-GAAP financial measures that exclude certain elements, as described above. Further, Sonoco management does not, nor does it suggest that investors should, consider any non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Whenever reviewing a non-GAAP financial measure, investors are encouraged to review and consider the related reconciliation to understand how it differs from the most directly comparable GAAP measure.

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Sonoco Reports Fourth Quarter and Year Ended 2024 Results - Page 16
QUARTERLY RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

The following tables reconcile the Company’s non-GAAP financial measures to their most directly comparable GAAP financial measures for the three-month periods ended December 31, 2024 and 2023.

Adjusted Operating Profit, Adjusted Income Before Income Taxes, Adjusted Provision for Income Taxes, Adjusted Net Income Attributable to Sonoco, and Adjusted Diluted Earnings Per Share (“EPS”)

	For the three-month period ended December 31, 2024
Dollars in thousands, except per share data	Operating Profit	(Loss)/Income Before Income Taxes	(Benefit from)/Provision for Income Taxes	Net (Loss)/Income Attributable to Sonoco	Diluted EPS
As Reported (GAAP)[1]	$56,086	$(94,756)	$(34,637)	$(42,960)	$(0.44)
Acquisition, integration and divestiture-related costs[2]	48,400	51,786	11,622	51,537	0.52
Changes in LIFO inventory reserves	(6,066)	(6,066)	(1,521)	(4,545)	(0.05)
Amortization of acquisition intangibles	25,599	25,599	6,075	24,182	0.24
Restructuring/Asset impairment charges	10,248	10,248	2,445	7,923	0.08
Gain on divestiture of business and other assets	(3,840)	(3,840)	39	(3,879)	(0.04)
Other expenses, net[3]	—	110,067	27,670	82,397	0.83
Non-operating pension costs	—	3,431	819	2,612	0.03
Net gains from derivatives	(3,243)	(3,243)	(810)	(2,433)	(0.02)
Other adjustments[4]	(60)	(60)	11,382	(15,166)	(0.15)
Total adjustments	71,038	187,922	57,721	142,628	1.44
Adjusted	$127,124	$93,166	$23,084	$99,668	$1.00
Due to rounding, individual items may not sum appropriately.
[1] Operating profit, (loss)/income before income taxes, and (benefit from)/provision for income taxes exclude results related to discontinued operations of $17,572, $7,515 and $(5,741), respectively.
[2] Acquisition, integration and divestiture related costs include net interest expense totaling $3,386, which is related to debt issuance associated with the financing of the Eviosys acquisition, pre-acquisition. This net interest expense is included in “Interest expense” in the Company’s Condensed Consolidated Statements of Income.

[3] Other expenses, net primarily relate to remeasurement loss on Euro denominated cash held by the Company to close the Eviosys acquisition.
[4] Other adjustments include discrete tax items primarily due to a $9,864 reduction in reserves for uncertain tax positions following the expiration of the applicable statute of limitations and a $5,796 tax benefit due to the recording of a deferred tax asset on the outside basis of certain held-for-sale entities, partially offset by an adjustment for hurricane-related insurance deductible losses.

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Sonoco Reports Fourth Quarter and Year Ended 2024 Results - Page 17

	For the three-month period ended December 31, 2023
Dollars in thousands, except per share data	Operating Profit	Income/(Loss) Before Income Taxes	Provision for/(Benefit from) Income Taxes	Net Income/(Loss) Attributable to Sonoco	Diluted EPS
As Reported (GAAP) [1]	$103,473	$70,965	$11,411	$81,242	$0.82
Acquisition, integration and divestiture-related costs	3,824	3,824	1,951	1,905	0.02
Changes in LIFO inventory reserves	(1,631)	(1,631)	(414)	(1,217)	(0.01)
Amortization of acquisition intangibles	19,205	19,205	4,994	17,975	0.18
Restructuring/Asset impairment charges	8,348	8,348	1,625	3,377	0.03
(Gain)/Loss on divestiture of business and other assets	(85)	(85)	(253)	168	—
Other income, net	—	(2,714)	(694)	(2,020)	(0.02)
Non-operating pension costs	—	3,888	958	2,930	0.03
Net gains from derivatives	(397)	(397)	(100)	(297)	—
Other adjustments	1,559	1,531	4,071	(2,652)	(0.03)
Total adjustments	30,823	31,969	12,138	20,169	0.20
Adjusted	$134,296	$102,934	$23,549	$101,411	$1.02
Due to rounding, individual items may not sum appropriately.
1 Operating profit, income/(loss) before income taxes, and provision for/(benefit from) income taxes exclude results related to discontinued operations of $31,873, $31,588 and $10,864, respectively.
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Sonoco Reports Fourth Quarter and Year Ended 2024 Results - Page 18

Adjusted EBITDA
	Three Months Ended
Dollars in thousands	December 31, 2024	December 31, 2023

Net (loss)/income attributable to Sonoco	$(42,960)	$81,242
Adjustments:
Interest expense	63,512	35,323
Interest income	(16,110)	(3,704)
(Benefit from)/Provision for income taxes	(40,378)	22,275
Depreciation, depletion and amortization	104,168	91,601
Non-operating pension costs	3,431	3,888
Net (income)/loss attributable to noncontrolling interests	(533)	588
Restructuring/Asset impairment charges	10,053	3,952
Changes in LIFO inventory reserves	(6,066)	(1,631)
Gain on divestiture of business and other assets	(3,840)	(85)
Acquisition, integration and divestiture-related costs	63,330	4,063
Other expenses/(income), net	110,067	(2,714)
Net gains from derivatives	(3,243)	(397)
Other non-GAAP adjustments	5,301	1,389
Adjusted EBITDA	$246,732	$235,790

Net Sales	$1,363,276	$1,335,735
Net sales related to discontinued operations	$296,663	$300,065
Adjusted EBITDA is presented on a total company basis including both continuing operations and discontinued operations. See the Company’s Condensed Consolidated Statements of Income and Condensed Statements of Income for Discontinued Operations on pages 9 and 10 for separate presentation.
The Company does not calculate net income by segment; therefore, adjusted EBITDA by segment is reconciled to the closest GAAP measure of segment profitability, segment operating profit. Segment operating profit is the measure of segment profit or loss reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance in accordance with Accounting Standards Codification 280 - “Segment Reporting,” as prescribed by the Financial Accounting Standards Board.
Segment results, which are reviewed by the Company’s management to evaluate segment performance, do not include the following: restructuring/asset impairment charges; amortization of acquisition intangibles; acquisition, integration and divestiture-related costs; changes in LIFO inventory reserves; gains/losses from the sale of businesses or other assets; gains/losses from derivatives; or certain other items, if any, the exclusion of which the Company believes improves the comparability and analysis of the ongoing operating performance of the business. Accordingly, the term “segment operating profit” is defined as the segment’s portion of “operating profit” excluding those items. All other general corporate expenses have been allocated as operating costs to each of the Company’s reportable segments and the All Other group of businesses, except for costs related to discontinued operations.

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Sonoco Reports Fourth Quarter and Year Ended 2024 Results - Page 19

Segment Adjusted EBITDA and All Other Adjusted EBITDA, Adjusted EBITDA Margin Reconciliation
For the Three Months Ended December 31, 2024
Excludes results of discontinued operations
Dollars in thousands	Consumer Packaging segment	Industrial Paper Packaging segment	All Other	Corporate	Total
Segment and Total Operating Profit	$65,997	$68,646	$5,066	$(83,623)	$56,086
Adjustments:
Depreciation, depletion and amortization[1]	33,649	30,017	2,864	25,599	92,129
Equity in earnings of affiliates, net of tax	(50)	3,420	—	—	3,370
Restructuring/Asset impairment charges[2]	—	—	—	10,248	10,248
Changes in LIFO inventory reserves[3]	—	—	—	(6,066)	(6,066)
Acquisition, integration and divestiture-related costs[4]	—	—	—	48,400	48,400
Gain on divestiture of business and other assets[5]	—	—	—	(3,840)	(3,840)
Net gains from derivatives[6]	—	—	—	(3,243)	(3,243)
Other non-GAAP adjustments	—	—	—	(60)	(60)
Segment Adjusted EBITDA	$99,596	$102,083	$7,930	$(12,585)	$197,024

Net Sales	$704,834	$570,576	$87,866
Segment Operating Profit Margin	9.4%	12.0%	5.8%
Segment Adjusted EBITDA Margin	14.1%	17.9%	9.0%

1Included in Corporate is the amortization of acquisition intangibles associated with the Consumer segment of $18,936, the Industrial segment of $6,451, and the All Other group of businesses of $212.
2 Included in Corporate are restructuring/asset impairment charges associated with the Consumer segment of $2,597, the Industrial segment of $(215), and the All Other group of businesses of $72.
3Included in Corporate are changes in LIFO inventory reserves associated with the Consumer segment of $(6,168) and the Industrial segment of $102.
4Included in Corporate are acquisition, integration and divestiture-related costs associated with the Consumer segment of $9,195 and the Industrial segment of $59.
5Included in Corporate are adjustments of previously recognized estimated losses on the divestiture of businesses associated with the Industrial segment of $(4,358) related to the sale of two production facilities in China and the All Other group of businesses of $517 related to the sale of Protexic.
6Included in Corporate are net gains from derivatives associated with the Consumer segment of $(577), the Industrial segment of $(2,546), and the All Other group of businesses of $(120).

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Sonoco Reports Fourth Quarter and Year Ended 2024 Results - Page 20

Segment Adjusted EBITDA and All Other Adjusted EBITDA, Adjusted EBITDA Margin Reconciliation
For the Three Months Ended December 31, 2023
Excludes results of discontinued operations
Dollars in thousands	Consumer Packaging segment	Industrial Paper Packaging segment	All Other	Corporate	Total
Segment and Total Operating Profit	$65,349	$61,504	$19,063	$(42,443)	$103,473
Adjustments:
Depreciation, depletion and amortization[1]	25,851	28,279	3,630	19,205	76,965
Equity in earnings of affiliates, net of tax	71	1,481	—	—	1,552
Restructuring/Asset impairment charges[2]	—	—	—	8,348	8,348
Changes in LIFO inventory reserves[3]	—	—	—	(1,631)	(1,631)
Acquisition, integration and divestiture-related costs[4]	—	—	—	3,824	3,824
Gain on divestiture of business and other assets	—	—	—	(85)	(85)
Net gains from derivatives[5]	—	—	—	(397)	(397)
Other non-GAAP adjustments	—	—	—	1,559	1,559
Segment Adjusted EBITDA	$91,271	$91,264	$22,693	$(11,620)	$193,608

Net Sales	$596,680	$593,080	$145,975
Segment Operating Profit Margin	11.0%	10.4%	13.1%
Segment Adjusted EBITDA Margin	15.3%	15.4%	15.5%

1Included in Corporate is the amortization of acquisition intangibles associated with the Consumer segment of $11,021, the Industrial segment of $7,208, and the All Other group of businesses of $976.
2Included in Corporate are restructuring/asset impairment charges associated with the Consumer segment of $1,051, the Industrial segment of $5,793, and the All Other group of businesses of $1,360.
3Included in Corporate are changes in LIFO inventory reserves associated with the Consumer segment of $(1,487) and the Industrial segment of $(144).
4Included in Corporate are acquisition, integration and divestiture-related costs associated with the Industrial segment of $415.
5Included in Corporate are net gains from derivatives associated with the Consumer segment of $(63), the Industrial segment of $(244), and the All Other group of businesses of $(90).

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Sonoco Reports Fourth Quarter and Year Ended 2024 Results - Page 21
YEAR-TO-DATE RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

The following tables reconcile the Company’s non-GAAP financial measures to their most directly comparable GAAP financial measures for the full years ended December 31, 2024 and 2023.

Adjusted Operating Profit, Adjusted Income Before Income Taxes, Adjusted Provision for Income Taxes, Adjusted Net Income Attributable to Sonoco, and Adjusted Diluted Earnings Per Share (“EPS”)

	For the twelve-month period ended December 31, 2024
Dollars in thousands, except per share data	Operating Profit	Income Before Income Taxes	Provision for/(Benefit from) Income Taxes	Net Income Attributable to Sonoco	Diluted EPS
As Reported (GAAP)[1]	$326,578	$63,486	$5,509	$163,949	$1.65
Acquisition, integration and divestiture-related costs[2]	91,600	125,169	24,281	115,602	1.16
Changes in LIFO inventory reserves	(6,263)	(6,263)	(1,570)	(4,693)	(0.05)
Amortization of acquisition intangibles	78,595	78,595	19,170	75,614	0.76
Restructuring/Asset impairment charges	65,370	65,370	13,384	55,181	0.56
Loss on divestiture of business and other assets	23,452	23,452	1,499	21,953	0.22
Other expenses, net[3]	—	104,200	27,670	76,530	0.77
Non-operating pension costs	—	13,842	3,412	10,430	0.11
Net gains from derivatives	(7,225)	(7,225)	(1,811)	(5,414)	(0.05)
Other adjustments[4]	982	982	20,566	(23,349)	(0.24)
Total adjustments	246,511	398,122	106,601	321,854	3.24
Adjusted	$573,089	$461,608	$112,110	$485,803	$4.89
Due to rounding, individual items may not sum appropriately.
[1] Operating profit, income before income taxes, and provision for income taxes exclude results related to discontinued operations of $128,037, $116,309, and $19,934, respectively.
[2] Acquisition, integration and divestiture related costs include losses on treasury lock derivative instruments, amortization of financing fees and pre-acquisition net interest expense totaling $33,569 related to debt instruments associated with the financing of the Eviosys acquisition. These amortization costs and net interest expense are included in “Interest expense” in the Company’s Condensed Consolidated Statements of Income.

[3] Other expenses, net primarily relates to a remeasurement loss on Euro denominated cash held by the Company to close the Eviosys acquisition.
[4] Other adjustments include discrete tax items primarily related to a $12,638 adjustment to deferred taxes from a post-acquisition restructuring of the partitions business, a $9,864 reduction in reserves for uncertain tax positions following the expiration of the applicable statute of limitations and a $5,796 tax benefit due to the recording of a deferred tax asset on the outside basis of certain held-for-sale entities, partially offset by an adjustment for hurricane-related insurance deductible losses.

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Sonoco Reports Fourth Quarter and Year Ended 2024 Results - Page 22

	For the twelve-month period ended December 31, 2023
Dollars in thousands, except per share data	Operating Profit	Income Before Income Taxes	Provision for/(Benefit from) Income Taxes	Net Income Attributable to Sonoco	Diluted EPS
As Reported (GAAP) [1]	$589,049	$489,027	$119,730	$474,959	$4.80
Acquisition, integration and divestiture-related costs	24,624	24,624	5,736	19,847	0.20
Changes in LIFO inventory reserves	(11,817)	(11,817)	(2,977)	(8,840)	(0.09)
Amortization of acquisition intangibles	67,323	67,323	16,787	65,741	0.66
Restructuring/Asset impairment charges	47,909	47,909	10,808	44,036	0.44
Gain on divestiture of business and other assets	(78,929)	(78,929)	(19,076)	(59,853)	(0.60)
Other income, net	—	(39,657)	(9,624)	(30,033)	(0.30)
Non-operating pension costs	—	14,312	3,547	10,765	0.11
Net gains from derivatives	(1,912)	(1,912)	(482)	(1,430)	(0.01)
Other adjustments	10,326	10,298	5,495	4,680	0.05
Total adjustments	57,524	32,151	10,214	44,913	0.46
Adjusted	$646,573	$521,178	$129,944	$519,872	$5.26
Due to rounding, individual items may not sum appropriately.
[1] Operating profit, income before income taxes, and provision for income taxes exclude results related to discontinued operations of $126,741, $125,805, and $29,548, respectively.

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Sonoco Reports Fourth Quarter and Year Ended 2024 Results - Page 23

Adjusted EBITDA
	Twelve Months Ended
Dollars in thousands	December 31, 2024	December 31, 2023

Net income attributable to Sonoco	$163,949	$474,959
Adjustments:
Interest expense	186,015	136,686
Interest income	(29,238)	(10,383)
Provision for income taxes	25,443	149,278
Depreciation, depletion and amortization	374,859	340,988
Non-operating pension costs	13,842	14,312
Net (income)/loss attributable to noncontrolling interests	(9)	942
Restructuring/Asset impairment charges	69,110	56,933
Changes in LIFO inventory reserves	(6,263)	(11,817)
Loss/(Gain) on divestiture of business and other assets	23,452	(78,929)
Acquisition, integration and divestiture-related costs	110,883	26,254
Other expenses/(income), net	104,200	(39,657)
Net gains from derivatives	(7,225)	(1,912)
Other non-GAAP adjustments	6,154	10,142
Adjusted EBITDA	$1,035,172	$1,067,796

Net Sales	$5,305,365	$5,441,426
Net sales related to discontinued operations	$1,291,461	$1,339,866
Adjusted EBITDA represents total Company, including both continuing and discontinued operations. See Condensed Consolidated Statements of Income and Condensed Statements of Income for Discontinued Operations on pages 9 and 10 for separate presentation.
The following tables reconcile segment operating profit, the closest GAAP measure of profitability, to segment adjusted EBITDA.

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Sonoco Reports Fourth Quarter and Year Ended 2024 Results - Page 24

Segment Adjusted EBITDA and All Other Adjusted EBITDA, Adjusted EBITDA Margin Reconciliation
For the Twelve Months Ended December 31, 2024
Excludes results of discontinued operations
Dollars in thousands	Consumer Packaging segment	Industrial Paper Packaging segment	All Other	Corporate	Total
Segment and Total Operating Profit	$294,832	$271,654	$53,278	$(293,186)	$326,578
Adjustments:
Depreciation, depletion and amortization[1]	109,355	116,149	11,962	78,595	316,061
Equity in earnings of affiliates, net of tax	365	9,223	—	—	9,588
Restructuring/Asset impairment charges[2]	—	—	—	65,370	65,370
Changes in LIFO inventory reserves[3]	—	—	—	(6,263)	(6,263)
Acquisition, integration and divestiture-related costs[4]	—	—	—	91,600	91,600
Loss on divestiture of business and other assets[5]	—	—	—	23,452	23,452
Net gains from derivatives[6]	—	—	—	(7,225)	(7,225)
Other non-GAAP adjustments	—	—	—	982	982
Segment Adjusted EBITDA	$404,552	$397,026	$65,240	$(46,675)	$820,143

Net Sales	$2,531,852	$2,349,488	$424,025
Segment Operating Profit Margin	11.6%	11.6%	12.6%
Segment Adjusted EBITDA Margin	16.0%	16.9%	15.4%

1Included in Corporate is the amortization of acquisition intangibles associated with the Consumer segment of $52,144, the Industrial segment of $25,619, and the All Other group of businesses of $832.
2Included in Corporate are restructuring/asset impairment charges associated with the Consumer segment of $19,259, the Industrial segment of $33,923, and the All Other group of businesses of $1,434.
3Included in Corporate are changes in LIFO inventory reserves associated with the Consumer segment of $(5,780) and the Industrial segment of $(483).
4Included in Corporate are acquisition, integration and divestiture-related costs associated with the Consumer segment of $9,052 and the Industrial segment of $(3,600).
5Included in Corporate are net losses on the divestiture of business associated with the Industrial segment of $24,357, including a loss of $25,607 from the sale of two production facilities in China, partially offset by a gain of $(1,250) from the sale of the S3 business, and a gain associated with the All Other group of businesses of $(905) related to the sale of Protexic.
6Included in Corporate are net gains from derivatives associated with the Consumer segment of $(1,202), the Industrial segment of $(5,174), and the All Other group of businesses of $(849).

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Sonoco Reports Fourth Quarter and Year Ended 2024 Results - Page 25

Segment Adjusted EBITDA and All Other Adjusted EBITDA, Adjusted EBITDA Margin Reconciliation
For the Twelve Months Ended December 31, 2023
Excludes results of discontinued operations
Dollars in thousands	Consumer Packaging segment	Industrial Paper Packaging segment	All Other	Corporate	Total
Segment and Total Operating Profit	$285,762	$317,917	$85,148	$(99,778)	$589,049
Adjustments:
Depreciation, depletion and amortization[1]	95,340	104,723	14,643	67,323	282,029
Equity in earnings of affiliates, net of tax	564	9,783	—	—	10,347
Restructuring/Asset impairment charges[2]	—	—	—	47,909	47,909
Changes in LIFO inventory reserves[3]	—	—	—	(11,817)	(11,817)
Acquisition, integration and divestiture-related costs[4]	—	—	—	24,624	24,624
Gain on divestiture of business and other assets[5]				(78,929)	(78,929)
Net gains from derivatives[6]	—	—	—	(1,912)	(1,912)
Other non-GAAP adjustments[7]	—	—	—	10,326	10,326
Segment Adjusted EBITDA	$381,666	$432,423	$99,791	$(42,254)	$871,626

Net Sales	$2,471,048	$2,374,113	$596,265
Segment Operating Profit Margin	11.6%	13.4%	14.3%
Segment Adjusted EBITDA Margin	15.4%	18.2%	16.7%

1Included in Corporate is the amortization of acquisition intangibles associated with the Consumer segment of $44,250, the Industrial segment of $16,121, and the All Other group of businesses of $6,952.
2Included in Corporate are restructuring/asset impairment charges associated with the Consumer segment of $4,111, the Industrial segment of $38,754, and the All Other group of businesses of $2,547.
3Included in Corporate are changes in LIFO inventory reserves associated with the Consumer segment of $(10,915) and the Industrial segment of $(902).
4Included in Corporate are acquisition, integration and divestiture-related costs associated with the Consumer segment of $1,171 and the Industrial segment of $5,810.
5Included in Corporate are gains from the sale of the Company’s timberland properties of $(60,945), the sale of its S3 business of $(11,065), and the sales of its BulkSak businesses of $(6,919), all of which are associated with the Industrial segment.
6Included in Corporate are net gains from derivatives associated with the Consumer segment of $(257), the Industrial segment of $(1,290), and the All Other group of businesses of $(365).
7Included in Corporate are other non-GAAP adjustments associated with the Industrial segment of $3,762 and the All Other group of businesses of $3,249.

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Sonoco Reports Fourth Quarter and Year Ended 2024 Results - Page 26
Free Cash Flow
The Company uses the non-GAAP financial measure of “Free Cash Flow,” which it defines as cash flow from operations minus net capital expenditures. Net capital expenditures are defined as capital expenditures minus proceeds from the disposition of capital assets. Free Cash Flow may not represent the amount of cash flow available for general discretionary use because it excludes non-discretionary expenditures, such as mandatory debt repayments and required settlements of recorded and/or contingent liabilities not reflected in cash flow from operations.

	Twelve Months Ended
FREE CASH FLOW	December 31, 2024	December 31, 2023

Net cash provided by operating activities	$833,845	$882,918
Purchase of property, plant and equipment, net	(377,586)	(282,738)
Free Cash Flow	$456,259	$600,180